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                                                                    EXHIBIT 99.2

                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT

      This Amendment to that certain Employment Agreement (the "Agreement") by and between Richard D. Horsley (the "Employee") and Regions Financial Corporation (the "Company") is made and entered into as of the 1st day of March, 2005, by land between the Employee and the Company, to be effective as of that date.

                                   BACKGROUND

      The Agreement was entered into with the purpose of retaining the Employee's services notwithstanding the possibility of a sale or other Change of Control of the Company. The Company's merger with Union Planters Corporation, which became effective July 1, 2004 (the "UPC Merger"), constituted a Change of Control for purposes of the Agreement. Pursuant to the present Agreement, the Employee will be entitled to certain severance benefits if his employment with the Company and its Affiliates is terminated in a qualifying termination prior to July 1, 2007 (thirty-six (36) months following the UPC Merger). Such a qualifying termination includes the Employee's resignation for any reason during the month of July, 2005 (the 30-day period immediately following the first anniversary of the UPC Merger). The Company and the Employee desire (a) to clarify the Agreement to acknowledge that the Agreement applies both to the UPC Merger and to any future Change of Control of the Company that occurs during the term of the Agreement, and (b) to change the Employee's "free walk" period with respect to the UPC Merger from July, 2005 to June, 2006. The date of the Agreement is set forth at the end of this Amendment.

      NOW THEREFORE, pursuant to Section 13(a) of the Agreement, and in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Change of Control. It being acknowledged and agreed that the UPC Merger constituted a Change of Control for purposes of the Agreement, and that the Agreement is also intended to apply to any future Change of Control of the Company that occurs during the term of the Agreement, the Agreement is amended to add the following as a new paragraph at the end of Section 2:

      "The Company and the Employee agree and acknowledge that the UPC Merger constituted a "Change of Control" for purposes of this Agreement. References to "Change of Control" herein shall mean both the UPC Merger and arty future transaction or event which constitutes a "Change in Control" of the Company pursuant to this Section 2; provided that, for purposes of determining whether any condition or event relates to, or occurs within a period of time prior to or following, a Change of Control, each Change in Control will be considered independently."

2. Effective Date. Section 1(a) of the Agreement is hereby amended to read as follows:

      "(a) 'Effective Date' shall mean, with respect to the UPC Merger, July

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      1, 2004, and with respect to any future Change of Control, 'Effective
      Date' shall mean the date on which such Change of Control occurs. Anything in this Agreement to the contrary notwithstanding, if a Change of Control occurs and if Executive's employment with the Company is terminated prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by Executive that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes of this Agreement the 'Effective Date' shall mean the date immediately prior to the date of such termination of employment."

3. Good Reason. Section 5(c)(vii) of the Agreement is hereby amended to read as follows:

      "(vii) a termination of employment by the Employee for any reason during the 30-day period immediately following the first anniversary of the Change of Control; provided, however, that with respect to the UPC Merger, such termination must occur during the 30-day period immediately preceding July 1, 2006, the second anniversary of the UPC Merger."

4. UPC Merger. The Agreement is hereby amended to add a new Section 1(c), reading as follows:

      "(c) 'UPC Merger' shall mean the merger of the Company with Union Planters Corporation, which became effective on July 1, 2004.

5. Effect of Amendment. As amended hereby, the Agreement shall be and remain in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement as of the date first set forth above.

                                                   REGIONS FINANCIAL CORPORATION

                                                   By: /s/ Carl E. Jones, Jr.
                                                   June 29, 2005

                                                   EMPLOYEE

                                                   /s/ Richard D. Horsley


Date of Employment Agreement: September 1, 2001